Exhibit 4.7

GDS HOLDINGS LIMITED
SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement (this “Agreement”) is made as of May 19, 2016 by and among GDS Holdings Limited, an exempted company organized and existing under the laws of the Cayman Islands (the “Company”), the entities as listed on Exhibit A attached hereto (the “Series A Shareholders”), the entities listed on Exhibit A-1 attached hereto (the “Series B Shareholders”), the entities listed on Exhibit A-2 attached hereto (the “Series A* Shareholders”), the entities listed on Exhibit A-3 attached hereto (the “Series B1 Shareholders”), the entities listed on Exhibit A-3 attached hereto (the “Series B2 Shareholders”), the entity listed on Exhibit A-3 attached hereto (the “Series B4 Shareholder”), the entity listed on Exhibit A-3 attached hereto (the “Series B5 Shareholder”), the entity listed on Exhibit A-4 attached hereto (the “Series C Shareholder”), the individuals and entities listed on Exhibit B attached hereto (each a “Key Founder” and collectively, the “Key Founders”) and the entities listed in Exhibit B-1 attached hereto (the “Other Shareholders”).

RECITALS

A.                                   The Company, the Series C Shareholder, other Preferred Shareholders, the Key Founders and Best Million Group Limited, entered into the Fifth Amended and Restated Right of First Refusal and Co-sale Agreement on December 18, 2014 (the “Original Agreement”).

B.                                   Brilliant Wise has agreed to repurchase certain shares of Brilliant Wise held by its shareholders and in consideration, Brilliant Wise shall transfer all the shares held by Brilliant Wise in the Company to the shareholders of Brilliant Wise in accordance with the terms and conditions of a Share Swap Agreement entered into by and among the Company, Brilliant Wise and the shareholders of Brilliant Wise on May 19, 2016 (the “Share Swap Agreement”).

C.                                   Best Million Group Limited has agreed to transfer certain number of shares held by Best Million Group Limited in the Company to Fortune Million International Corporation and Linmax Asia Limited (the “Share Transfer”).

D.                                   Upon completion of the Share Transfer and the transaction contemplated by the Share Swap Agreement, Brilliant Wise shall no longer be the shareholder of the Company, and whereas certain Persons, which include, EDC Group Limited, GDS Enterprises Limited, SBGD Investment Limited, Ofira Capital Limited, Fortune Million International Corporation and Linmax Asia Limited shall become new shareholders of the Company, and, the parties hereto desire to enter into this Agreement, which shall amend, restate and supersede the Original Agreement in its entirety.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

1.                                     Certain Definitions.

For the purpose of this Agreement, the following terms shall have the following meanings:

“Affiliate” shall mean, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and (i) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (ii) in the case of a Preferred Shareholder, shall include (A) any Person who holds shares as a nominee for such Preferred Shareholder, (B) any shareholder of such Preferred Shareholder, (C) any Person which has a direct and indirect interest in such Preferred Shareholder(including, if applicable, any general partner or limited partner) or any fund manager thereof, (D) any Person that directly or indirectly controls, is controlled by, under common control with, or is managed by such Preferred Shareholder or its fund manager, (E) the relatives of any individual referred to in (B) above, and (F) any trust controlled by or held for the benefit of any individual referred to in (B) above.  For the purpose of this definition, unless otherwise defined herein, “control” (and correlative terms) shall mean the direct or indirect power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person; provided that the direct or indirect ownership of twenty-five percent (25%) or more of the voting power of a Person is deemed to constitute control of that Person.

“Affected Founder’s Shares” shall have the same meaning as defined in Section 10(b).

“Amended Articles” shall mean the Company’s Seventh Amended and Restated Articles of Association, as may be amended from time to time.

“Applicable Preferred Shareholder Shares” shall have the same meaning as defined in Section10(b).

“Approved Third Party Purchaser” shall mean a bona fide Person that does not already hold any interests in the Company.

“as-converted basis” shall have the meaning as defined in the Amended Articles.

“Attributed Value” shall have the same meaning as defined in Section10(b).

“Board” and “Board of Directors” shall mean the Board of Directors of the Company.

“Brilliant Wise” shall mean Brilliant Wise Holdings Limited, a BVI business company.

“BVI” shall mean the British Virgin Islands.

“Business Day” shall have the meaning as defined in the Amended Articles.

“Closing” shall mean completion of the Share Transfer and the transaction contemplated by the Share Swap Agreement.

“Confirmation Notice” shall have the meaning as defined in Section 3(c).

“Co-Sale Eligible Shares” shall have the meaning as defined in Section 3(f).

“Co-Sale Shareholder” shall have the meaning as defined in Section 5(a)(i).

“Co-Sale Period” shall have the meaning as defined in Section 5(a)(i).

“Deed of Adherence” shall mean the form of deed of adherence set out in Schedule 1.

“Dispute” shall have the meaning as defined in Section 11(f).

“EDC Group” shall mean EDC Group Limited, a company incorporated and existing under the laws of the British Virgin Islands.

“Equity Securities” shall mean the Ordinary Shares or the Preferred Shares, or any securities convertible into, exchangeable for or exercisable for the Ordinary Shares now or hereafter held, directly or indirectly, by any Person.

“Excel Prayer” shall mean Excel Prayer Ltd., a BVI business company, which is a shareholder of Global Data Solutions.

“Existing Preferred RFO Notice” shall have the meaning as defined in Section 4(b)(ii)(2).

“Existing Preferred RFO Offering Period” shall have the meaning as defined in Section 4(b)(ii)(2).

“Existing Preferred Seller” shall mean an Existing Preferred Shareholder proposing to Transfer any Equity Securities.

“Existing Preferred Shareholders” shall mean all the holders of the then outstanding Existing Preferred Shares from time to time; and “Existing Preferred Shareholder” shall mean any of them.

“Existing Preferred Shares” shall mean Series A Shares, Series A* Shares, Series B Shares, Series B1 Shares, Series B2 Shares, Series B4 Shares, and Series B5 Shares of the Company, issued and outstanding immediately following the Closing.

“Existing Preferred Transfer Offering Period” shall have the meaning as defined in Section 4(a)(ii)(2).

“Expert” shall have the same meaning as defined in Section 10(c).

“Fair Value” shall have the same meaning as defined in Section 10(c).

“Fully Participating Preferred Shareholders” shall have the meaning as defined in Section 3(b)(ii).

“GDS Enterprises” shall mean GDS Enterprises Limited, a company incorporated and existing under the laws of the British Virgin Islands.

“Global Data Solutions” shall mean Global Data Solutions Limited, an exempted Cayman Islands company, which is an Ordinary Shareholder of the Company.

“HKIAC” shall mean the Hong Kong International Arbitration Centre.

“IPO” shall mean the Company’s first public offering of any of its securities to the general public pursuant to (i) a registration statement filed under the Securities Act, or (ii) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed.

“Key Founder Seller” shall mean a Key Founder proposing to Transfer any Equity Securities.

“Key Shareholders” shall mean Global Data Solutions, SBGD, EDC Group, GDS Enterprises and Ofira Capital, and a “Key Shareholder” shall mean any of them.

“Key Shareholders RFO Notice” shall have the meaning as defined in Section 4(b)(ii)(3).

“Key Shareholders RFO Offering Period” shall have the meaning as defined in Section 4(b)(ii)(3).

“Moratorium Period” shall have the meaning as defined in Section 2(a)(i).

“Offer Notice” shall have the meaning as defined in Section 4(a)(ii)(2).

“Offered Price” shall have the meaning as defined in Section 3(a).

“Offered Shares” shall have the meaning as defined in Section 3(a).

“Ofira Capital” shall mean Ofira Capital Limited, a company incorporated and existing under the laws of the British Virgin Islands.

“Ordinary Shares” shall mean the ordinary shares of the Company.

“Ordinary Shareholder(s)” shall mean the holder(s) of the Ordinary Shares of the Company.

“Original Agreement” shall have the meaning as defined in Recital A.

“Other Shareholder Seller” shall mean an Other Shareholder proposing to Transfer any Equity Securities.

“Overallotment Notice” shall have the meaning as defined in Section 3(b)(ii).

“Overallotment Refusal Period” shall have the meaning as defined in Section 3(b)(ii).

“Overallotment Shares” shall have the meaning as defined in Section 3(b)(ii).

“Permitted Transferee” shall mean any transferee of Shares in a transaction excluded from the definition of Transfer pursuant to (i), (ii) and (iii) thereof.

“Participating Co-Sale Shareholder” shall have the meaning as defined in Section 5(a)(i).

“Participating Co-Sale Shareholder Shares” shall have the meaning as defined in Section 5(a)(i).

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

“Preferred Share Directors” shall have the meaning as defined in the Amended Articles.

“Preferred Shareholders” shall mean all of the Existing Preferred Shareholders and the holder(s) of the Series C Shares from time to time.

“Preferred Shares” shall mean the Series A Shares, the Series A* Shares, the Series B Shares, the Series B1 Shares, the Series B2 Shares, the Series B4 Shares, the Series B5 Shares and the Series C Shares of the Company.

“Prohibited Transfer” shall have the meaning as defined in Section 7 (a).

“Proposed Transferee” shall have the meaning as defined in Section 3(a).

“Pro-Rata Share” shall mean, as to each Right Holder’s Right of Co-Sale, the percentage determined by dividing (i) the number of the Ordinary Shares (assuming conversion of all securities then outstanding that are convertible into the Ordinary Shares) owned by such Right Holder immediately prior to the RFR Completion or RFO Completion (as the case may be), by (ii) the total number of shares (assuming conversion of all securities then outstanding that are convertible into Ordinary Shares) held by the Seller and all of such Right Holders exercising their respective Right of Co-Sale immediately prior to the RFR Completion or RFO Completion (as the case may be).

“Qualified IPO” shall mean a firm commitment underwritten IPO on an internationally recognized securities exchange (i) with gross cash proceeds to the Company of at least US$100 million, (ii) at an issue price per share being not less than twenty-five percent (25%) above US$1.036522, as adjusted for any Recapitalization from time to time, and (iii) resulting in a free float of not less than twenty percent (20%) of the Company’s share capital.

“Refusal Period” shall have the meaning as defined in Section 3(b)(i).

“Remaining Shares” shall have the meaning as defined in Section 3(c).

“RFO Completion” shall have the meaning as defined in Section 4(c)(iii).

“RFO Completion Date” shall have the meaning as defined in Section 4(c)(iii).

“RFR Completion” shall have the meaning as defined in Section 3(g).

“RFR Completion Date” shall have the meaning as defined in Section 3(g).

“RFO Notice” shall have the meaning as defined in Section 4(a)(ii)(1) or 4(b)(ii)(1).

“RFR Notice” shall have the meaning as defined in Section 3(a).

“Right Holder” shall mean the Person, who or which is entitled to exercise the Right of First Refusal, the Right of First Offer or the Right of Co-Sale, as the case may be.

“Right of Co-Sale” shall mean the right of co-sale provided in Section 5 of this Agreement.

“Right of First Offer” shall mean the right of first offer provided in Section 4 of this Agreement.

“Right of First Refusal” shall mean the right of first refusal provided in Section 3 of this Agreement.

“Rules” shall mean the Hong Kong International Arbitration Centre Administered Arbitration Rules.

“SBCVC” shall mean SBCVC Fund II, L.P., SBCVC Venture Capital (软库博辰创业投资企业), SBCVC Fund III L.P., SBCVC Fund II-Annex, L.P., and SBCVC Company Limited.

“Sale Notice” shall have the same meaning as defined in Section10(b).

“SBGD” shall mean SBGD Investment Limited, a company incorporated and existing under the laws of the British Virgin Islands.

“Seller” shall mean the Key Founder Seller, the Other Shareholder Seller, the Existing Preferred Seller and/or the Series C Seller, as applicable.

“Selling GDS Upstream Shareholder” shall be one out of Excel Prayer, and Solution Leisure, all of which are shareholders of Global Data Solutions.

“Series A Shares” shall mean the series A preferred shares of the Company.

“Series B Shares” shall mean the series B preferred shares of the Company.

“Series A* Shares” shall mean the series A* preferred shares of the Company.

“Series B1 Shares” shall mean the series B1 preferred shares of the Company.

“Series B2 Shares” shall mean the series B2 preferred shares of the Company.

“Series B4 Shares” shall mean the series B4 preferred shares of the Company.

“Series B5 Shares” shall mean the series B5 preferred shares of the Company, each having the preferences and rights provided for in the Amended Articles.

“Series C Seller” shall mean the Series C Shareholder proposing to Transfer any Equity Securities.

“Series C Shares” shall mean the shares in the capital of the Company of US$0.00005 nominal or par value designated as Series C Preferred Shares, and having the preferences and rights provided for in the Amended Articles.

“Share Swap Agreement” shall have the meaning as defined in Recital B.

“Shares” shall mean and include all of the Ordinary Shares and Preferred Shares.

“Share Transfer” shall have the meaning as defined in Recital C.

“Solution Leisure” shall mean Solution Leisure Investment Limited, a BVI business company, which is a shareholder of Global Data Solutions.

“Transfer” shall mean and include any sale, assignment, creation of any encumbrance, hypothecation, pledge, option, conveyance in trust, gift, transfer by bequest, devise or descent, or other agreement, transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, or entering into any agreement or arrangement (a) to effectively pass or transfer the voting rights attached to any interests in the capital of the Company, or (b) to effectively pass or transfer the economic interest derived from any interests in the capital of the Company, including but not limited to transfer to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, except for the following:

(i)            any creation of a bona fide encumbrance of the Equity Securities held by a Seller as security granted to the lender, made pursuant to a bona fide loan transaction, if the beneficiary of such encumbrance executes a counterpart copy of this Agreement or a Deed of Adherence and becomes bound thereby as was the Seller, in the event and to the extent that such beneficiary of such encumbrance ever acquires ownership of such Equity Securities;

(ii)           any Transfer of Equity Securities by a Seller, if a Seller is a natural person, to a Seller’s spouse, parents, children and siblings or trusts for the benefit of any of the foregoing individuals, or transfers of Shares by the Seller by devise or descent; provided, that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement or a Deed of Adherence and becomes bound thereby as was the Seller;

(iii)          any Transfer of Equity Securities by a Seller, if a Seller is an entity, to any Person that directly or indirectly controls, is controlled by, under common control with, or is managed by such Person or its fund manager, and where a Seller is an Existing Preferred Shareholder, any general partner or limited partner which has a direct or indirect interest in such Preferred Shareholder; provided that, for the purpose of limb (iii) of this definition of “Transfer”, the direct or indirect ownership of fifty percent (50%) or more of the voting power of a Person is deemed to constitute control of that Person; provided, further, that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement or a Deed of Adherence and becomes bound thereby as was the Seller; and

(iv)                             any Transfers of Equity Securities in a registered public offering pursuant to (a) registration under the Act, or (b) the securities laws applicable to an offering of securities in a jurisdiction other than the United States.

“Transfer Period” shall have the meaning as defined in Section 3(e).

“Transfer Price” shall have the meaning as defined in Section 4(a)(ii)(1) or 4(b)(ii)(1).

“Transfer Shares” shall have the meaning as defined in Section 4(a)(ii)(1) or 4(b)(ii)(1).

“Transferring Shareholder” shall have the meaning as defined in Section 4(a)(ii)(1).

“Tribunal” shall have the meaning as defined in Section 11(f).

2.                                      Restrictions on Transfer.

(a)                                 General.

(i)            Moratorium Period.

Each of the Key Founders, the Other Shareholders and the Existing Preferred Shareholders agrees that for a period of six (6) months from the date of the issuance of the Series C Shares (the “Moratorium Period”), he/it shall not, without the prior written consent of the Series C Shareholder, Transfer any of their respective Equity Securities.  William Wei Huang (黄伟) further agrees that he shall not, without the prior written consent of the Series C Shareholder, Transfer any of his beneficial interests in the Company for a further period of twelve (12) months commencing from the end of the Moratorium Period, which would result in his beneficial interests in the share capital of the Company becoming less than 15.17% following any such Transfer.

(ii)           Prohibited Transfer.

No party is permitted to Transfer any interest it may hold, directly or indirectly, in the capital of the Company, or in the capital of any of Global Data Solutions, SBGD, EDC Group, GDS Enterprises, Ofira Capital, Excel Prayer, Solution Leisure or Topperfect Investment Limited to any of the entities as listed in Exhibit C (including any consolidated subsidiary of such entity), unless with the prior consent of holders collectively holding at least seventy-five percent (75%) of all the Ordinary Shares and Preferred Shares (voting together on an as-converted basis).

(iii)          Key Founders’ and the Other Shareholders’ Transfer.

Subject to Sections 2(a)(i) and (ii), before a Key Founder Seller or an Other Shareholder Seller may Transfer any Equity Securities, the Preferred Shareholders shall have a Right of First Refusal to purchase the Equity Securities which the Key Founder Seller or the Other Shareholder Seller (as the case may be) desires to Transfer on the terms and conditions set forth herein.  In connection with any proposed Transfer by any Key Founder Seller or any Other Shareholder Seller (as the case may be) of any Equity Securities, each Preferred Shareholder shall have a Right of Co-Sale if such Preferred Shareholder has not exercised its Right of First Refusal with respect to the Offered Shares pursuant to Section 3 hereof, to sell certain of its Equity Securities on the terms and conditions set forth herein.

(iv)          Existing Preferred Shareholders’ Transfer.

Subject to Sections 2(a)(i) and (ii), before an Existing Preferred Seller may Transfer any Equity Securities, the Series C Shareholder shall have a Right of First Offer to purchase all (but not less than all) the Equity Securities which such Existing Preferred Seller desires to Transfer, on the terms and conditions set forth herein.  Before an Existing Preferred Seller may Transfer all (but not less than all) the Equity Securities, the Series C Shareholder shall have a Right of Co-Sale if it has not exercised its Right of First Offer with respect to the Transferred Shares pursuant to Section 4 hereof, to sell certain of its Equity Securities on the terms and conditions set forth herein.

(v)           Series C Shareholder’s Transfer.

Subject to Section 2(a)(ii), before the Series C Seller may Transfer any Equity Securities, the Existing Preferred Shareholders shall have a Right of First Offer to purchase all (but not less than all) the Equity Securities which the Series C Seller desires to Transfer, on the terms and conditions set forth herein, and to the extent the Right of First

Offer to purchase all (but not less than all) the Equity Securities which the Series C Seller desires to Transfer is not accepted by the Existing Preferred Shareholders, the Key Shareholders shall have the Right of First Offer to purchase the Equity Securities which the Series C Seller desires to Transfer, on terms and conditions set forth herein.  Before the Series C Seller may Transfer any Equity Securities, any of the Existing Preferred Shareholders and any of the Key Shareholders, who has not exercised its Right of First Offer with respect to the Transferred Shares pursuant to Section 4 hereof, shall have a Right of Co-Sale as to the Equity Securities which the Series C Seller desires to Transfer, on the terms and conditions set forth herein.

(b)                                Effectiveness of Transfer.

Any Transfer of any Equity Securities to any Person (who is not already a party to this Agreement) shall not be completed until such Person has agreed to be bound by and has complied with the terms and conditions of this Agreement to which the Seller is subject (it being understood that any such Person shall duly execute and deliver a Deed of Adherence confirming to the Company and the other shareholders of the Company that it shall be bound by this Agreement as was the Seller).

3.                                     Right of First Refusal.

(a)                                Notice of Proposed Transfer.

If any Key Founder Seller or any Other Shareholder Seller (as the case may be) proposes to Transfer any of its Equity Securities to any Person (a “Proposed Transferee”) save for a transfer pursuant to Section 5, such Key Founder Seller or Other Shareholder Seller (as the case may be) shall deliver to the Company and each of the Preferred Shareholders a written notice (the “RFR Notice”) stating: (i) the Key Founder Seller’s or the Other Shareholder Seller’s (as the case may be) bona fide intention to Transfer such Equity Securities (the “Offered Shares”); (ii) the name, address and phone number of the Proposed Transferee; (iii) the maximum aggregate number of Offered Shares to be Transferred; (iv) the bona fide cash price or other consideration for which the Key Founder Seller or the Other Shareholder Seller (as the case may be) proposes to Transfer the Offered Shares (the “Offered Price”); (v) each Preferred Shareholder’s right to exercise either its Right of First Refusal or its Right of Co-Sale (but not both rights) with respect to the Offered Shares; (vi) each Preferred Shareholder’s pro rata share of the Offered Shares (as determined in accordance with Section 3(b)(i); and (vii) a deadline, consistent with the terms of this Agreement, within which the Preferred Shareholders may exercise such rights.  Such RFR Notice shall constitute an offer by the Key Founder Seller or the Other Shareholder Seller (as the case may be) to each of the Preferred Shareholders to sell to it the total number of the Offered Shares. The Key Founder Seller or the Other Shareholder Seller (as the case may be) shall use its best efforts to ensure that the Proposed Transferee (if not an existing shareholder of the Company) is a Person of good reputation acceptable to the Preferred Shareholders.

(b)                                Exercise of the Right of First Refusal by the Preferred Shareholders in a Key Founder’s or an Other Shareholder Seller’s Transfer.

(i)                                    As stated in Section 2(a)(iii), and subject to the terms of this Section 3(b), each of the Preferred Shareholders shall have the Right of First Refusal to purchase all or any part of the Offered Shares of the Key Founder Seller or the Other Shareholder Seller (as the case may be); provided that each Preferred Shareholder so electing gives a written notice of the exercise of such right to the Key Founder Seller or the Other Shareholder Seller (as the case may be) within thirty (30) days after the date on which the RFR Notice is received by such Preferred Shareholder (the “Refusal Period”).  Each Preferred Shareholder who has given written notice of its election to exercise of such right within the Refusal Period shall have the right to purchase its pro rata share of the Offered Shares.  For the purpose of this Section 3(b)(i), each Preferred Shareholder’s pro rata share of the Offered Shares shall be the aggregate number of Offered Shares multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares (assuming conversion of all securities then outstanding that are convertible into Ordinary Shares) owned by such Preferred Shareholder on the date of the RFR Notice and the denominator of which shall be the number of Ordinary Shares (assuming conversion of all securities then outstanding that are convertible into Ordinary Shares) held by all Preferred Shareholders on the date of the RFR Notice.

(ii)                                 In the event that any Preferred Shareholder has not elected to purchase its full pro rata share of the Offered Shares available to it pursuant to its rights under Section 3(b)(i) above within the Refusal Period, then the Key Founder Seller or the Other Shareholder Seller (as the case may be) shall promptly (and in any case no later than three (3) days after the Refusal Period) give a written notice (the “Overallotment Notice”) to the Company and each Preferred Shareholder that has elected to purchase its full pro rata share of the Offered Shares (the “Fully Participating Preferred Shareholders”), which notice shall set forth the number of Offered Shares that have not been elected for purchase by the other Preferred Shareholders (such shares, the “Overallotment Shares”), and shall offer the Fully Participating Preferred Shareholders the right to purchase its pro rata share of the Overallotment Shares as set forth in the Overallotment Notice. Each Fully Participating Preferred Shareholder shall have ten (10) days after receipt of the Overallotment Notice (the “Overallotment Refusal Period”) to deliver a written notice to the Key Founder Seller or the Other Shareholder Seller (as the case may be) of its election to purchase up to its pro rata share of the Overallotment Shares on the same terms and conditions as set forth in the RFR Notice. For the purpose of this Section 3(b)(ii), each Fully Participating Preferred Shareholder’s pro rata share of the Overallotment Shares shall be the aggregate number of the Overallotment Shares multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares (assuming conversion of all securities then outstanding that are convertible into Ordinary Shares) owned by such Fully Participating Preferred Shareholder on the date of the RFR Notice and the denominator of which shall be the total number of Ordinary Shares (assuming conversion of all securities then outstanding that are convertible into Ordinary Shares) owned by all Fully Participating Preferred Shareholders on the date of the RFR Notice.

(c)                                 Exercise by the Company.

Within five (5) days after the expiration of the Overallotment Refusal Period, the Key Founder Seller or the Other Shareholder Seller (as the case may be) proposing to Transfer the Offered Shares will give written notices to the Company and each Preferred Shareholder (the “Confirmation Notice”) specifying the number of Offered Shares that have been elected for purchase by the Preferred Shareholders exercising their Rights of First Refusal pursuant to Section 3(b) and the number of Offered Shares, if any, that remains available for Transfer (the “Remaining Shares”).  The Company shall have the right to purchase, and subsequently cancel in accordance with the laws of the Cayman Islands all or any part of the Remaining Shares if the Company gives written notice of the exercise of such right to the Key Founder Seller or the Other Shareholder Seller (as the case may be) proposing to Transfer the Offered Shares within ten (10) days of delivery of the Confirmation Notice to the Company and each of the Preferred Shareholders.

(d)                                Purchase Price.

The purchase price for the Offered Shares to be purchased by the Company or by a Preferred Shareholder exercising its Right of First Refusal under this Agreement will be the Offered Price and will be payable as set forth in Section 3(e) hereof.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company (including affirmative votes of all Preferred Share Directors) in good faith, and such determination will be binding upon the Company, each Preferred Shareholder (if applicable), and the Key Founder Seller or the Other Shareholder Seller (as the case may be), absent fraud or error.

(e)                                 Payment.

Payment of the Offered Price for the Offered Shares elected for purchase by the Company or by a Preferred Shareholder exercising its Right of First Refusal pursuant to this Section 3 shall be made within ninety (90) days after the date of the Confirmation Notice (“Transfer Period”).  Payment of the Offered Price shall be made, at the option of the exercising Preferred Shareholder, as applicable, (i) in cash (or by check), (ii) by cancellation of all or a portion of any outstanding indebtedness of the Key Founder Seller or the Other Shareholder Seller (as the case may be) to such Preferred Shareholder or to the Company, as the case may be, or (iii) by any combination of the foregoing. Following the payment by the Company for the Offered Shares purchased by the Company, such Offered Shares shall be cancelled.

(f)                                  Key Founder Sellers’ or Other Shareholder Sellers’ Right to Transfer.

If the Company and each Preferred Shareholder have not elected to purchase all or any portion of the Offered Shares pursuant to Section 3, then the Key Founder Seller or the Other Shareholder Seller (as the case may be) may Transfer such portion of the Offered Shares that the Company and the Preferred Shareholders have not elected to purchase (the “Co-Sale Eligible Shares”) to the Proposed Transferee named in the RFR Notice, at the Offered Price; provided that any such Transfer by a Key Founder Seller or an Other Shareholder Seller (as the case may be) of the Co-Sale Eligible Shares shall still be subject to the Preferred Shareholders’ Right of Co-Sale provided in Section 5 hereof and provided further that the Proposed Transferee shall have executed a counterpart to this Agreement or a Deed of Adherence confirming that it shall be bound by this Agreement.

(g)                                 Completion in the event that the Right of First Refusal is exercised.

Any Transfer of the Offered Shares pursuant to Section 3 shall be completed (the “RFR Completion”) on the date set for the RFR Completion (the “RFR Completion Date”), subject to fulfillment of each condition set out in Section 3(g)(i) or waiver in whole or in part by each of the Preferred Shareholders exercising their Rights of First Refusal pursuant to Section 3 or the Company (as the case may be), when the matters set out in Sections 3(g)(i)(1) and 3(g)(ii) shall take place, provided that none of the Key Founder Sellers or the Other Shareholder Seller (as the case may be), the Preferred Shareholders exercising their Rights of First Refusal pursuant to Section 3, or the Company, shall be obliged to perform their relevant obligations under Sections 3(g)(i) and (ii) if each of the others does not simultaneously perform (or has not already performed) its relevant obligations thereunder.

(i)                                    Exercise by Preferred Shareholder(s).

(1)                                Not less than ten (10) days prior to the RFR Completion Date, the Key Founder Seller or the Other Shareholder Seller (as the case may be) shall deliver to each Preferred Shareholder exercising its Right of First Refusal the following documents in a form previously approved by, or on behalf of, each such Preferred Shareholder exercising its Right of First Refusal pursuant to Section 3:

a.                  draft instruments of transfer in relation to the Transfer of the relevant number of Offered Shares that have been elected for purchase by each Preferred Shareholder exercising its Right of First Refusal by the registered holders of those Offered Shares in favor of each such Preferred Shareholder;

b.                  copies of the existing share certificates representing the Offered Shares that have been elected for purchase by each Preferred Shareholder exercising its Right of First Refusal pursuant to this Section 3 and draft copies of the new share certificate in the name of the relevant Preferred Shareholder in respect of such number of Offered Shares that such Preferred Shareholder has elected to purchase pursuant to this Section 3; and

c.                   a certified true copy of the resolutions of a properly convened board meeting of the Company at which the Board of Directors approves:

(A)                     the Transfers of the Offered Shares that have been elected for purchase by each Preferred Shareholder pursuant to this Section 3 from the Key Founder Seller or the Other Shareholder Seller (as the case may be) to each of such Preferred Shareholders or their specified nominees;

(B)                     the cancellation of the existing share certificates representing the Offered Shares that have been elected for purchase by each Preferred Shareholder pursuant to this Section 3 and the issue of new share certificates in the name of the relevant Preferred Shareholders (or their nominees) in respect of such number of Offered Shares that have been elected for purchase by each such Preferred Shareholder  pursuant to this Section 3 and, if the sale is in respect of only part of such Key Founder Sellers’ or such Other Shareholder Sellers’  holding of Shares (as the case may be), new share certificates in the name of the Key Founder Seller or the Other Shareholder Seller (as the case may be) for the balance of the Shares retained by it; and

(C)                     the amendment of the register of members of the Company, to reflect such Transfer.

(2)                                At the RFR Completion, the Key Founder Seller or the Other Shareholder Seller (as the case may be) shall deliver the following documents in a form previously approved by, or on behalf of, each Preferred Shareholder exercising its Right of First Refusal:

a.                  undated and executed instruments of transfer in relation to the transfer of the relevant Offered Shares by the registered holders of those Shares in favor of such Preferred Shareholder (or any other Person that such Preferred Shareholder nominates for the purpose (in such case, such nominee shall execute a counterpart to this Agreement confirming that it shall be bound by this Agreement as was the Preferred Shareholder)); and

b.                  a new share certificate representing the relevant number of Offered Shares that have been elected for purchase by each Preferred Shareholder pursuant to this Section 3.

(3)                                At the RFR Completion and against the full compliance by the Key Founder Seller or the Other Shareholder Seller (as the case may be) of its obligations under Sections 3(g)(i)(1) and (2), each Preferred Shareholder exercising its Right of First Refusal shall pay to the Key Founder Seller or the Other Shareholder Seller (as the case may be), or as it may direct, the consideration for the Offered Shares to be acquired by such Preferred Shareholder.

(ii)                                 Exercise by the Company.

(1)                                Not less than ten (10) days prior to the RFR Completion Date, the Key Founder Seller or the Other Shareholder Seller (as the case may be) shall deliver to the Company the following documents in a form previously approved by, or on behalf of, the Company:

a.                  draft instruments of transfer in relation to the Transfer of the relevant number of Offered Shares that have been elected for purchase by the Company by the registered holders of those Offered Shares in favor of the Company;

b.                  copies of the existing share certificates representing the Offered Shares that have been elected for purchase by the Company; and

c.                   a certified true copy of the resolutions of a properly convened board meeting of the Company at which the Board of Directors approves:

(A)                    the Transfers of the Offered Shares that have been elected for purchase by the Company pursuant to this Section 3 from the Key Founder Seller or the Other Shareholder Seller (as the case may be) to each of such the Company;

(B)                    the cancellation of the existing share certificates representing the Offered Shares that have been elected for purchase by the Company pursuant to this Section 3; and

(C)                    the amendment of the register of members of the Company, to reflect such Transfer and the cancellation of the Offered Shares that have been elected for purchase by the Company pursuant to this Section 3.

(2)                                At the RFR Completion, the Key Founder Seller or the Other Shareholder Seller (as the case may be) shall deliver the following documents in a form previously approved by, or on behalf of the Company undated and executed instruments of transfer in relation to the transfer of the relevant Offered Shares by the registered holders of those Shares in favor of the Company.

(3)                                At the RFR Completion and against the full compliance by the Key Founder Seller or the Other Shareholder Seller (as the case may be) of its obligations under Sections 3(g)(i) and (ii), the Company shall pay to the Key Founder Seller or the Other Shareholder Seller (as the case may be), or as it may direct, the consideration for the Offered Shares to be acquired the Company.  Following such payment, such Offered Shares shall be cancelled.

(h)                                Key Founder Seller’s or Other Shareholder Seller’s Representations and Warranties.

The Preferred Shareholders exercising their Right of First Refusal shall receive from the Key Founder Seller or the Other Shareholder Seller (as the case may be) the following representations and warranties as at the date of the RFR Notice and the date of the RFR Completion:

(i)                                    Key Founder Seller’s or the Other Shareholder Seller’s right to sell the Offered Shares.

The Key Founder Seller or the Other Shareholder Seller (as the case may be) is the sole legal and beneficial owner of the Offered Shares it desires to Transfer and has the right to Transfer the full legal and beneficial interest in those Offered Shares to the Preferred Shareholder without any consent of any third Person.

(ii)                                 No encumbrance over the Offered Shares.

The Offered Shares are not subject to any encumbrance and there are no arrangements or obligations that could result in the creation of an encumbrance affecting any of the Offered Shares.

(iii)                              No other rights over share capital of the Company.

Save for the provisions of this Agreement and subject to the Amended Articles, in regards to rights over share capital of the Company:

(1)                                no Person has or claims to have (A) the right (actual or contingent) to require the allotment, issue, transfer, conversion or redemption of any Share or loan capital of the Company or of any other securities giving rise to a right over the share capital of the Company; or (B) any other right relating to any of the Shares in the capital of the Company, or relating to any of the rights attaching to those Shares, and

(2)                                there is no arrangement or obligation to create any right of the kind mentioned in Section 3 (h)(iii)(1).

(iv)                             Organization, good standing and qualification.

The Key Founder Seller (except William Wei Huang (黄伟)) or the Other Shareholder Seller (as the case may be) is a company duly incorporated, validly existing and in good standing under the respective laws of jurisdictions in which it is incorporated, and is qualified and is duly authorized to conduct business in the jurisdictions where it is operating its business.

(v)                                Due authorization.

The Key Founder Seller or the Other Shareholder Seller (as the case may be) and its directors (if applicable) have all the necessary powers and authorities under its memorandum and articles of association or otherwise to execute, complete and perform the Transfer.

4.                                     Right of First Offer.

(a)                                Existing Preferred Shareholders’ Transfer.

(i)                                    General.

As stated in Section 2(a)(iv), in the event that any Existing Preferred Shareholder proposes to Transfer all or any of the Equity Securities then held by it save for a transfer pursuant to Section 5, such Existing Preferred Shareholder shall comply with the provisions of this Section 4(a) to provide a Right of First Offer to the Series C Shareholder, and the exercise of such right shall also comply with provisions in Section 4(c).

(ii)                                 Exercise of the Right of First Offer by the Series C Shareholder.

(1)                                 If any Existing Preferred Seller (the “Transferring Shareholder”) proposes to Transfer all or any portion of its Equity Securities in the Company, it shall first give a written notice thereof (the “RFO Notice”) to the Series C Shareholder stating: (A) the Transferring Shareholder’s bona fide intention to Transfer such Equity Securities (the “Transfer Shares”); (B) the maximum aggregate number of Transfer Shares to be Transferred; (C) the bona fide cash price for which the Existing Preferred Seller intends to Transfer the Transfer Shares (the “Transfer Price”); and (D) Series C Shareholder’s right to exercise either its Right of First Offer or its Right of Co-Sale (but not both rights). Such RFO Notice shall constitute an offer by such Transferring Shareholder to sell the Transfer Shares to the Series C Shareholder on the terms of the RFO Notice;

(2)                                 As stated in Section 2(a)(iv) and subject to the terms of this Section 4, the Series C Shareholder shall have the Right of First Offer to acquire all (but not less than all) the Transfer Shares offered by the Existing Preferred Seller in the RFO Notice. Within thirty (30) days from the date of receipt of the RFO Notice by the Series C Shareholder (the “Existing Preferred Transfer Offering Period”), the Series C Shareholder has the right to exercise the Right of First Offer to acquire all (but not less than all) the Transfer Shares by delivering a written notice (the “Offer Notice”) to the Transferring Shareholder stating that it is willing to acquire such Transfer Shares on the terms and conditions as set forth in the RFO Notice.

(3)                                 If the Series C Shareholder either rejects or fails to fully accept the Right of First Offer to acquire all (but not less than all) the Transfer Shares as set out in Section 4(a)(ii)(1) above within thirty (30) days from the date of receipt of the RFO Notice by the Series C Shareholder, then the Transferring Shareholder shall be free to enter into a binding agreement to Transfer all of the Transfer Shares to a purchaser and to consummate such Transfer within ninety (90) days commencing from the date of rejection of the Right of First Offer to acquire all  (but not less than all) the Transfer Shares as set out in Section 4(a)(ii)(1) above by the Series C Shareholder or the last day of the Existing Preferred Transfer Offering Period, whichever is earlier, on no less favorable terms than those offered by the Transferring Shareholder to the Series C Shareholder in the RFO Notice, provided that any such Transfer shall still be subject to the relevant Right Holder’s Right of Co-Sale provided in Section 5 hereof and the provisions in Section 2(b) hereof.  If the Transferring Shareholder does not enter into such an agreement and consummate the Transfer to a purchaser within such 90-day period, any subsequent proposed Transfer by it of any Equity Securities (including some or all of the Transfer Shares) shall again be subject to the provisions of this Section  4(a).

(b)                                Series C Shareholder’s Transfer

(i)                                    General.

As stated in Section 2(a)(v), in the event the Series C Shareholder proposes to Transfer all or any of the Equity Securities then held by it save for a Transfer pursuant to Section 5, the Series C Seller shall be subject to the Existing Preferred Shareholders’ Right of First Offer and

the Key Shareholders’ Right of First Offer in accordance with the provisions of this Section 4(b), and the exercise of such right shall also comply with provisions in Section 4(c).

(ii)                                  Exercise of the Right of First Offer by the Existing Preferred Shareholders and the Key Shareholders.

(1)                                 If the Series C Seller proposes to Transfer all or any portion of its Equity Securities in the Company, it shall first give a written notice thereof (the “RFO Notice”) to each of the Company, Existing Preferred Shareholders and the Key Shareholders stating: (A) the Series C Seller’s bona fide intention to Transfer such Equity Securities (the “Transfer Shares”); (B) the maximum aggregate number of Transfer Shares to be Transferred; (C) the bona fide cash price for which the Series C Seller intends to Transfer the Transfer Shares (the “Transfer Price”); and (D) each Existing Preferred Shareholder’s and Key Shareholder’s right to exercise either its Right of First Offer or its Right of Co-Sale (but not both rights). Such RFO Notice shall constitute an offer by the Series C Shareholder to sell the Transfer Shares to the Existing Preferred Shareholders and the Key Shareholders on the terms of the RFO Notice.

(2)                                 As stated in Section 2(a)(v) and subject to the terms of this Section 4, the Existing Preferred Shareholders shall have the Right of First Offer to purchase all (but not less than all) the Transfer Shares of the Series C Shareholder.  Within fifteen (15) days from the date of receipt by the Company of the RFO Notice (the “Existing Preferred RFO Offering Period”), the Existing Preferred Shareholders may exercise the Right of First Offer (as a group) to acquire all (but not less than all) the Transfer Shares by duly delivering one (and only one) written notice (“Existing Preferred RFO Notice”) to the Series C Seller stating the identity of the Existing Preferred Shareholder(s) who have accepted the Right of First Offer to acquire all (but not less than all) the Transfer Shares pursuant to this Section 4(b)(ii) and the specific number of Transfer Shares to be acquired by each of such accepting Existing Preferred Shareholder(s) on the terms and conditions as set forth herein.  Each of the Existing Preferred Shareholders hereby irrevocably acknowledges and agrees that, if the Series C Seller receives more than one Existing Preferred RFO Notice during the Existing Preferred RFO Offering Period, then all of the Existing Preferred RFO Notices received by the Series C Seller shall be deemed as void and invalid, and the Existing Preferred Shareholders shall be deemed to have rejected their Right of First Offer with respect to the Transfer Shares.

(3)                                 Upon the expiry of the above Existing Preferred RFO Offering Period, if the Series C Seller has not received any Existing Preferred RFO Notice or has received more than one Existing Preferred RFO Notice, or has received one or more notice(s) from all of the Existing Preferred Shareholders which state(s) that the Existing Preferred Shareholders have not accepted the Right of First Offer to acquire all (but not less than all) the Transfer Shares or the Existing Preferred Shareholders have rejected or failed to accept the Right of First Offer to acquire all (but not less than all) the Transfer Shares, each of the Existing Preferred Shareholders shall be deemed to have waived its Right of First Offer to acquire all (but not less than all) the Transfer Shares pursuant to this Section 4(b)(ii) and the Company shall immediately notify each of the Key Shareholders of their right to exercise their Right of First Offer to acquire all (but not less than all) the Transfer Shares pursuant to this Section 4(b)(ii). Each of the Key Shareholders hereby appoints the Company as its authorised representative for the purpose of the exercise of its Right of First Offer pursuant to this Section 4(b)(ii) and agrees to be bound by the actions or omissions of the Company pursuant to this Section 4(b)(ii). Within a further fifteen (15) days from the end of the Existing Preferred RFO Offering Period (the “Key Shareholders RFO Offering Period”), each Key Shareholder may exercise the Right of First Offer to acquire all (but not less than all) such Transfer Shares and the Company (acting as the authorised representative of the Key Shareholders) shall (on behalf of each of the Key Shareholders) deliver a written notice (“Key Shareholders RFO Notice”) to the Series C Seller stating that either (i) all the Key Shareholders have rejected or failed to accept the Right of First Offer to acquire all (but not less than all) the Transfer Shares pursuant to this Section 4(b)(ii); or (ii) the identity of the Key Shareholder(s) who have accepted the Right of First Offer to acquire all (but not less than all) the Transfer Shares pursuant to this Section 4(b)(ii) and to the extent that more than one Key Shareholder has accepted the Right of First Offer to acquire all (but not less than all) the Transfer Shares pursuant to this Section 4(b)(ii), the number of Transfer Shares to be acquired by each of such accepting Key Shareholders on the terms and conditions as set forth herein.

(4)                                 If the Existing Preferred Shareholders or the Key Shareholders (as the case maybe) have either rejected or failed to fully accept the Right of First Offer to acquire all (but not less than all) the Transfer Shares pursuant to this Section 4(b)(ii) as set out above, then the Series C Seller shall be free to enter into a binding agreement to Transfer all of the Transfer Shares to a purchaser within ninety (90) days commencing from the date of the rejection of the Right of First Offer to acquire all (but not less than all) the Transfer Shares pursuant to this Section 4(b)(ii) by the Existing Preferred Shareholders or the Key Shareholders or the last day of the Key Shareholders RFO Offering Period, whichever is earlier, on no less favorable terms than those offered by the Series C Seller to the Existing Preferred Shareholders and the Key Shareholders (as the case maybe) in the RFO Notice, provided that any such Transfer shall still be subject to the relevant Right Holder’s Right of Co-Sale provided in Section 5 hereof and to the provisions of Section 2(b) hereof.  If the Series C Seller does not enter into such an agreement or consummate the Transfer to a purchaser within such 90-day period, any subsequent proposed Transfer by it of some or all of the Transfer Shares shall again be subject to the provisions of this Section 4(b).

(iii)                               Transfer as a Whole.

(1)                                 The Existing Preferred Shareholders agree that they shall only exercise their Right of First Offer pursuant to Section 4(b)(ii) by purchasing the Transfer Shares in whole but not in part, and if more than one Existing Preferred Shareholder exercises their Right of First Offer, then such Existing Preferred Shareholders shall have first agreed amongst themselves whether to acquire the Transfer Shares on a pro rata basis among all the Existing Preferred Shareholders who have exercised their respective Right of First Offer or on some other basis.  Notwithstanding any provisions of this Agreement, the parties hereto agree that, the Existing Preferred RFO Notice that is delivered by the Existing Preferred Shareholders or any failure by the Existing Preferred Shareholders to deliver the Existing Preferred RFO Notice in accordance with Section 4(b)(ii)(2) shall be deemed to be final and binding upon each Existing Preferred Shareholder.

(2)                                 The Key Shareholders agree, to the extent that the Existing Preferred Shareholders do not fully exercise their Right of First Offer pursuant to Section 4(b)(ii) by purchasing the Transfer

Shares in whole but not in part, the Key Shareholders shall only exercise their Right of First Offer pursuant to Section 4(b)(ii) by purchasing Transfer Shares in whole but not in part, and if more than one Key Shareholder exercise their Right of First Offer pursuant to Section 4(b)(ii), then such Key Shareholders shall have first agreed amongst themselves whether to acquire the Transfer Shares on a pro rata basis among all the Key Shareholders who exercised their respective Right of First Offer or on some other basis. Notwithstanding any provisions of this Agreement, the parties hereto agree that, the Key Shareholders RFO Notice that is delivered by the Company or any failure by the Company to deliver the Existing Preferred RFO Notice in accordance with Section 4(b)(ii)(3)  shall be deemed to be final and binding upon each Key Shareholder.

(3)                                 For the avoidance of doubt, the parties agree that the Series C Seller (i) shall be entitled to treat any Existing Preferred RFO Notice and any Key Shareholder RFO Notice that is received by the Series C Shareholder as final and binding on all the Existing Preferred Shareholders and all the Key Shareholders (as the case maybe); and (ii) shall not be required to confirm or verify any of the contents in any of such Existing Preferred RFO Notice or any Key Shareholder RFO Notice, or that such contents reflect the agreement of all or any of the Existing Preferred Shareholders and/or the Key Shareholders (as the case maybe).

(c)                                  General Procedures of the Exercise of the Right of First Offer in Both Existing Preferred Shareholders’ Transfer and Series C Shareholder’s Transfer.

(i)                                     Purchase Price.

The purchase price for the Transfer Shares to be purchased by the Series C Shareholder, an Existing Preferred Shareholder or by a Key Shareholder exercising its respective Right of First Offer under this Agreement will be the Transfer Price and will be payable as set forth in Section 4(c)(ii) hereof.

(ii)                                  Payment.

Payment of the purchase price for the Transfer Shares purchased by a Series C Shareholder, an Existing Preferred Shareholder or by a Key Shareholder who has elected to purchase the Transfer Shares pursuant to this Section 4 shall be made within fifteen (15) days after the expiry of the relevant Offering Period.  Payment of the Transfer Price shall be made in cash.

(iii)                               Completion in the event that Right of First Offer is exercised.

Any Transfer of the Transfer Shares pursuant to Section 4 shall be completed (the “RFO Completion”) on the date set for the RFO Completion (the “RFO Completion Date”), subject to fulfillment of each condition set out in Section 4(c)(iii)(1) or waiver in whole or in part by the relevant Rights Holder exercising its Right of First Refusal pursuant to this Section 4, when the matters set out in Sections 4(c)(iii)(2) and 4(c)(iii)(3) shall take place, provided that none of the Series C Seller, the Existing Preferred Seller and the relevant Right Holder respectively shall be obliged to perform their relevant obligations under Sections 4 (c)(iii)(2) and 4(c)(iii)(3) if each of the others does not simultaneously perform (or has not already performed) its relevant obligations thereunder.

(1)                                 Not less than ten (10) days prior to the Completion Date, the Series C Seller or the Existing Preferred Seller (as the case may be) shall deliver the following documents in a form previously approved by, or on behalf of, each relevant Right Holder exercising its Right of First Offer:

(A)                    draft instruments of transfer in relation to the Transfer of the relevant number of Transfer Shares that have been elected for purchase by the relevant Right Holder pursuant to this Section 4 by the registered holders of those Transfer Shares in favor of each of such relevant Right Holder(s) (or any other Person such Right Holder nominates for the purpose);

(B)                    copies of the existing share certificates representing the Transfer Shares and draft copies of the new share certificate(s) in the name of the relevant Right Holder(s) in respect of such number of Transfer Shares that such Right Holder has elected to purchase pursuant to this Section 4; and

(C)                    a certified true copy of the resolutions of a properly convened board meeting of the Company at which the Board of Directors approves:

(x)                      the Transfers of the Transfer Shares that have been elected for purchase by the relevant Right Holder pursuant to this Section 4 from the Series C Seller or the Existing Preferred Seller to their respective Right Holders exercising Rights of First Offer or their specified nominees;

(y)                      the cancellation of the existing share certificates representing the Transfer Shares that have been elected for purchase by the relevant Right Holder pursuant to this Section 4 and the issue of new share certificates in the name of the relevant Right Holders exercising the Right of First Offer (or their nominees); and

(z)                       the amendment of the register of members of the Company, to reflect such Transfer.

(2)                                 At the RFO Completion, the Series C Seller or the Existing Preferred Seller (as the case may be) shall deliver the following documents in a form previously approved by, or on behalf of, each relevant Right Holder exercising its Right of First Offer:

(A)                    undated and executed instruments of transfer in relation to the transfer of the Transfer Shares that have been elected for purchase by the relevant Right Holder pursuant to this Section 4 by the registered holders of those Shares in favor of the relevant Right Holder exercising the Right of First Offer (or any other Person that such Right Holder nominates for the purpose (in such case, such nominee shall execute a counterpart to this Agreement confirming that it shall be bound by this Agreement)); and

(B)                    the new share certificates representing the relevant number of Transfer Shares that have been elected for purchase by the relevant Right Holder pursuant to this Section 4.

(3)                                 At the RFO Completion and against the full compliance by the Series C Seller or the Existing Preferred Seller (as the case may be), each relevant Right Holder exercising the Right of First Offer pursuant to this Section 4 shall pay to the Series C Seller or the Existing Preferred Seller (as the case may be), or as it may direct, the consideration for the Transfer Shares to be acquired by such relevant Right Holder.

(4)                                 Representations and Warranties.

The Series C Seller or any of the Existing Preferred Seller (as the case may be) shall not make (or be required to make) any representation or warranty to their respective relevant Right Holder in connection with the exercise of the Right of First Offer, other than those on good title to the Transfer Shares, absence of liens with respect to the Transfer Shares and customary representations and warranties concerning the Transferring Shareholder’s power and authority to undertake the proposed Transfer.

(iv)                             The provisions of this Section 4 shall not apply to the extent that the Transferred Shares are being Transferred as a result of the exercise of the rights of any party under Section 5.

5.                                      Right of Co-Sale.

(a)                                 Key Founder’s or Other Shareholder Seller’s Transfer.

(i)                                     Initial Exercise by the Preferred Shareholders.

To the extent that any Preferred Shareholder has not exercised its Right of First Refusal with respect to the Offered Shares pursuant to Section 3 hereof, then each Preferred Shareholder who has not exercised its right in Section 3(b) (a “Co-Sale Shareholder”) shall have the right to participate in such sale of the Co-Sale Eligible Shares pursuant to Section 3(f) on the same terms and conditions as specified in the RFR Notice subject to the terms of this Section 5 by notifying the Key Founder Seller or the Other Shareholder Seller (as the case may be) in writing within seventeen (17) days after delivery of the Confirmation Notice to such Co-Sale Shareholder (the “Co-Sale Period”).  Each Co-Sale Shareholder who delivers a notice pursuant to the preceding sentence (a “Participating Co-Sale Shareholder”) may sell, pursuant to the Participating Co-Sale Shareholder’s Right of Co-Sale, up to that number of shares held by such Participating Co-Sale Shareholder which equals, the product of the Co-Sale Eligible Shares multiplied by such Participating Co-Sale Shareholder’s Pro-Rata Share.  The Participating Co-Sale Shareholder shall indicate the number of shares (on an as converted basis) it then holds that it wishes to sell pursuant to this Section 5(a) (the “Participating Co-Sale Shareholder Shares”).  The sale of the Participating Co-Sale Shareholder Shares shall occur simultaneously with the sale of the Co-Sale Eligible Shares and within ninety (90) days after the end of the Co-Sale Period. The Key Founder Seller or the Other Shareholder Seller (as the case may be) shall ensure that the Participating Co-Sale Shareholder Shares are included in the relevant Transfer to the Approved Third Party Purchaser. If the Approved Third Party Purchaser fails to purchase all the Participating

Co-Sale Shares, then the relevant Transfer of Co-Sale Eligible Shares shall not be completed. This Right of Co-Sale shall not apply with respect to the Offered Shares sold or to be sold to the Company or Preferred Shareholders under their Right of First Refusal.

(ii)                                  Consummation of Co-Sale.

A Participating Co-Sale Shareholder which has exercised the Right of Co-Sale shall deliver to the Key Founder Seller or the Other Shareholder Seller (as the case may be) at or before the RFR Completion, one or more instruments of transfer together with the applicable share certificates, representing a number of shares not to exceed the number of shares to which the Participating Co-Sale Shareholder is entitled in Section 5(a), representing such shares to be Transferred by the Key Founder Seller or the Other Shareholder Seller (as the case may be)  on behalf of the Participating Co-Sale Shareholder.  If the Participating Co-Sale Shareholder does not hold a certificate in that series, class or type of shares representing the number of securities owned and to be sold by such Participating Co-Sale Shareholder pursuant to this Section 5, then the Company shall, in accordance with the conversion provision and other relevant provisions of the Company’s Memorandum of Association and Articles of Association then in effect, promptly issue a certificate representing the proper series, class, type and number of shares to be sold pursuant to this Right of Co-Sale.  At the RFR Completion, such certificates and instruments of transfer will be delivered to the Approved Third Party Purchaser as set forth in the RFR Notice in consummation of the Transfer of the shares pursuant to the terms and conditions specified in the RFR Notice, and the Key Founder Seller or the Other Shareholder Seller (as the case may be)  will remit, or will cause to be remitted, to each Participating Co-Sale Shareholder that portion of the proceeds of the Transfer to which each Participating Co-Sale Shareholder is entitled by reason of each Participating Co-Sale Shareholder’s participation in such Transfer pursuant to the Right of Co-Sale. Following the RFR Completion, the Company shall deliver a certificate for the remaining balance of the securities held by the Participating Co-Sale Shareholder, if any, to such Participating Co-Sale Shareholder.

(iii)                               Participating Co-Sale Shareholders who exercise the Right of Co-Sale shall not be required to give representations and warranties other than those on good title of the shares to be Transferred by the Key Founder Seller or the Other Shareholder Seller (as the case may be) on behalf of the Participating Co-Sale Shareholder.

(b)                                 Existing Preferred Shareholders’ Transfer.

In the event that any of the Existing Preferred Shareholder (other than SBCVC) proposes to Transfer any of the Equity Securities held by it, to the extent that the Series C Shareholder has not exercised its Right of First Offer with respect to the Transfer Shares pursuant to Section 4 hereof, then the Series C Shareholder shall be entitled to exercise the Right of Co-Sale, provided that the exercise of such right shall comply with, mutatis mutandis, the procedures as set out in Section 5(a) (for the avoidance of doubt, references to “RFR Completion” shall be deemed to be “RFO Completion”). The relevant Existing Preferred Shareholder shall ensure that the Participating Co-Sale Shares are included in the relevant Transfer to the Approved Third Party Purchaser. If the Approved Third Party Purchaser fails to purchase all the Participating Co-Sale Shares, then the relevant Transfer of Co-Sale Eligible Shares shall not be completed. Notwithstanding anything to the contrary in this Agreement, the disposition of any Preferred Shares held by SBCVC shall not be subject to the Right of Co-Sale as set forth in this Agreement.

(c)                                 Series C Shareholder’s Transfer.

In the event that the Series C Shareholder proposes to Transfer any of the Equity Securities then held by it, to the extent that the Existing Preferred Shareholders or the Key Shareholders have not exercised their Rights of First Offer with respect to the Transfer Shares pursuant to Section 4 hereof, each Existing Preferred Shareholder (other than SBCVC) and each Key Shareholder shall be entitled to exercise their respective Right of Co-Sale, provided that the exercise of such right shall comply with, mutatis mutandis, the procedures as set out in Section 5(a) (for the avoidance of doubt, references to “RFR Completion” shall be deemed to be “RFO Completion”). There is no priority in exercising the Right of Co-Sale between the Key Shareholders and the Existing Preferred Shareholders (other than SBCVC), and the Series C Shareholder shall ensure that the relevant Participating Co-Sale Shares held by the Key Shareholders and the Existing Preferred Shareholders (other than SBCVC) are included in the relevant Transfer to the Approved Third Party Purchaser. If the Approved Third Party Purchaser fails to purchase all the Participating Co-Sale Shares, then the relevant Transfer of Co-Sale Eligible Shares shall not be completed.

6.                                      Upstream Transfer.

(a)                                 Each Selling GDS Upstream Shareholder agrees and shall ensure that any proposed Transfer of an indirect beneficial interest in the capital of the Company shall be deemed to be a Transfer of Shares in the Company and shall be subject to the Series C Shareholder’s Right of First Refusal under Section 3 hereto. Each Selling GDS Upstream Shareholder may only Transfer any of their respective interests in the capital of Global Data Solutions to a purchaser provided that (i) Global Data Solutions has first offered to the Series C Shareholder such number of shares in the capital of the Company calculated by multiplying (x) the percentage of shares of Global Data Solutions that is proposed to be sold by the Selling GDS Upstream Shareholder to the Approved Third Party Purchaser; by (y) the total number of Shares held by Global Data Solutions in the Company at the time of such offer, on no less favourable terms than those offered by such purchaser to such Selling GDS Upstream Shareholder and (ii) such Series C Shareholder has either rejected or failed to accept such offer.  William Wei Huang (黄伟) agrees and shall ensure that any proposed Transfer of an indirect beneficial interest in the capital of the Company shall be deemed to be a Transfer of Shares in the Company and shall be subject to the Series C Shareholder’s Right of First Refusal under Section 3 hereto. William Wei Huang (黄伟) may only Transfer his direct and indirect interests in the capital of EDC Group and GDS Enterprises, to an Approved Third Party Purchaser provided that (i) EDC Group or GDS Enterprises has first offered to the Series C Shareholder such number of Shares in the capital of the Company calculated by multiplying (x) the percentage of the direct or indirect effective interest of EDC Group or GDS Enterprises that is proposed to be sold by William Wei Huang (黄伟) to a purchaser; by (y) the total number of Shares held by EDC Group or GDS Enterprises in the Company at the time of such offer, on no less favourable terms than those offered by such purchaser to William Wei Huang (黄伟) and (ii) the Series C Shareholder has either rejected or failed to accept such offer.

(b)                                 William Wei Huang (黄伟) agrees and shall ensure that any proposed Transfer of an indirect beneficial interest in the capital of the Company shall be deemed to be a Transfer of Shares in the Company and shall be subject to the Series C Shareholders’ Right of First Refusal under Section 3 thereto. William Wei Huang (黄伟) may only transfer his interests in the capital of Excel Prayer and/or Solution Leisure, to a purchaser provided that (i) Global Data Solutions has first offered to the Series C Shareholder such number of shares in the capital of the Company calculated by multiplying (x) the percentage of shares of Excel Prayer and/or Solution Leisure (as the case may be) that is proposed to be sold by William Wei Huang (黄伟) to the Approved Third Party Purchaser; by (y) the percentage of shares of Global Data Solutions that is held by Excel Prayer and/or Solution Leisure (as the case may be) at the time of such offer; by (z) the total number of Shares held by Global Data Solutions in the Company at the time of such offer, on no less favourable terms than those offered by such Approved Third Party Purchaser to William Wei Huang (黄伟) and (ii) the Series C Shareholder has either rejected or failed to accept such offer.

(c)                                 The Upstream transfer restrictions set forth in Sections 6(a) to (c) above, shall be carried out mutatis mutandis, in accordance with the procedures as set out in Section 3 and 5.

7.                                     Prohibited Transfer.

(a)                                Any Transfer of Equity Securities in violation of Sections 2, 3, 4, 5, 6 or Section 7(a) hereof (a “Prohibited Transfer”) shall be null and void and shall not confer on any transferee any rights whatsoever, and the Company shall not, and in the case of Section 6, the relevant Parties shall not recognize such Transfer and will not effect such Transfer on the Company’s (or as applicable, the relevant company’s) register of members or other records without the written consent of the holders collectively holding (i) at least eighty-five percent (85%) of the then outstanding Existing Preferred Shares voting together as a separate class and on an as converted basis, (ii) at least seventy-five percent (75%) of the then outstanding Series C Shares, voting as a separate class and on an as converted basis and (iii) at least seventy-five percent (75%) of the then outstanding Ordinary Shares, voting as a separate class and on an as converted basis.

(b)                                No Transfer of Equity Securities referred to in Section 7(a) shall in any event be registered or become effective.

8.                                     Stop-Transfer Orders.

(a)                                Stop Transfer Instructions.

In order to ensure compliance with the restrictions referred to herein, each Seller agrees that the Company may issue appropriate “stop transfer” certificates or instructions.

(b)                                Transfers.

No Equity Securities shall be Transferred unless (i) such Transfer is made in compliance with the terms of this Agreement and applicable laws, including applicable federal and state securities laws, and (ii) prior to such Transfer, the transferee or transferees, who prior to such Transfer are not already parties to this Agreement, sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms of this Agreement by way of executing and delivering a Deed of Adherence confirming to the Company and the other shareholders of the Company that it shall be bound by this Agreement as was the Seller.

9.                                     Termination.

The Right Holder’s Right of First Refusal, Right of First Offer and Right of Co-Sale, as applicable, will terminate upon the earlier to occur of (i) immediately prior to the effectiveness of the registration statement for a Qualified IPO, and (ii) the date on which this Agreement is terminated as agreed in writing by the holders collectively holding (i) at least eighty-five percent (85%) of the then outstanding Existing Preferred Shares and (ii) at least seventy-five percent (75%) of the then outstanding Series C Shares, each voting as a separate class on an as converted basis.  For the avoidance of doubt, in the event that neither of the foregoing circumstances occurs, the Right Holder’s Right of First Refusal and Right of Co-sale will remain in full force and effect.  Notwithstanding anything in the foregoing to the contrary, termination of this Agreement shall be without prejudice to any liability or obligation in respect of any matters, undertakings or conditions which shall not have been observed or performed by the relevant party prior to such termination.

10.                              Change of Control of EDC Group and GDS Enterprises.

(a)                                Definition of “control” and  “change of control” under this Section 10.

For the purpose of this Section 10, “control” shall mean William Wei Huang (黄伟) having fifty per cent (50%) or more legal and/or beneficiary ownership interest in each of EDC Group and GDS Enterprises, and “change of control” shall mean William Wei Huang (黄伟)’s legal and/or beneficiary ownership interest in any of EDC Group and GDS Enterprises decreasing to below fifty per cent (50%).

(b)                                Preferred Shareholders Rights against William Wei Huang (黄伟).

If William Wei Huang (黄伟) shall cease to control any of EDC Group and GDS Enterprises, each Preferred Shareholder, without prejudice to any other rights to which they may be entitled, may require William Wei Huang (黄伟) to acquire its Shares in the Company in accordance with this Section 10 and subject to Section 4.

(c)                                 Notice of Consideration.

William Wei Huang (黄伟) will promptly, but in any case not later than fifteen (15) days following the change of control of any of EDC Group and GDS Enterprises, give notice to the Preferred Shareholders describing the consideration paid for the shares in EDC Group or GDS Enterprises and the value (the “Attributed Value”) attributable on a see-through basis to each Share in the Company held by EDC Group or GDS Enterprises (the “Affected Founder’s Shares”).  Within thirty (30) days of receipt of such notice or otherwise becoming aware of such change of control in EDC Group or GDS Enterprises, each Preferred Shareholder, without prejudice to any other rights to which they may be entitled, may give a notice to William Wei Huang (黄伟) (the “Sale Notice”) specifying (i) the number of Shares that the Preferred Shareholders wants to Transfer to William Wei Huang (黄伟) (the “Applicable Preferred Shareholder Shares”) and (ii) whether it accepts that the Attributed Value represents a fair valuation of the Affected Founder’s Shares.

(d)                                Valuation of Affected Founder’s Shares.

If a Preferred Shareholder does not consider that the Attributed Value represents a fair per Share value for the Applicable Preferred Shareholder Shares, such Preferred Shareholder, without prejudice to any other rights to which they may be entitled, shall be entitled to appoint a qualified person from a reputable independent auditors firm (the “Expert”) to determine what constitutes the fair value of each Share in the Company and each Ordinary Share Equivalent (the “Fair Value”).  The Expert shall act as an expert and not as an arbitrator.  Absent manifest error, the Expert’s decision shall be final and binding.  The Expert’s fees shall be borne by William Wei Huang (黄伟).  Such Preferred Shareholder, William Wei Huang (黄伟) and the Company shall give the Expert such information as the Expert reasonably requests to enable it to determine the Fair Value.

(e)                                 Settlement Date.

On the fifteenth (15th) Business Day after the later of the delivery of the Sale Notice or, if applicable, the Expert delivering its determination:

(i)                                     William Wei Huang (黄伟) shall pay to the relevant Preferred Shareholder in dollars in immediately available funds an amount equal to the higher of the Attributed Value and the Fair Value multiplied by the number of Applicable Preferred Shareholder Shares held by such Preferred Shareholders at a bank account designated by such Preferred Shareholder, without deduction whatsoever for any fees, taxes, duties, costs or other charges howsoever called; and

(ii)                                 Such Preferred Shareholder shall, after receipt of such funds, transfer to the William Wei Huang (黄伟) free of all encumbrances or rights of third parties the certificates, if any, evidencing title to the Shares to be sold by it together with such instruments of transfer, and the Company shall approve such transfer and update its register of members to reflect its terms if any, as required by the laws of Cayman Islands to effect the transfer.

(f)                                  Preferred Shareholders Representations and Warranties.

The Preferred Shareholder shall not be required to make any representation or warranty, other than as to good title to any Applicable Preferred Shareholder Shares, absence of encumbrances with respect to such Shares, the Preferred Shareholder’s power and authority to undertake the proposed Transfer, and the validity and enforceability of the Preferred Shareholder’s obligations in connection with it.

11.                              Miscellaneous Provisions.

(a)                                Notices.

All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by electronic, registered or certified mail or by overnight courier or otherwise delivered by hand or by messenger, addressed:

(i)                                    if to an Existing Preferred Shareholder, at the Existing Preferred Shareholder’s address, as shown on Exhibit A, Exhibit A-1, Exhibit A-2, Exhibit A-3, hereto, or at such other address as the Existing Preferred Shareholders shall have furnished to the Company in writing;

(ii)                                 if to the Series C Shareholder, at the Series C Shareholder’s address, as shown on Exhibit A-4 hereto, or at such other address as the Series C Shareholder shall have furnished to the Company in writing;

(iii)                              if to a Key Founder or an Other Shareholder, as shown on Exhibits B and B-1 respectively, or at such other address as the Series C Shareholder shall have furnished to the Company in writing, or

(iv)                             if to the Company, at the address of its principal corporate offices (attention: CEO), or at such other address as the Company shall have furnished to the Preferred Shareholders.

Where a notice is sent by mail, service of the notice shall be deemed to be effected by properly addressing, pre-paying and mailing a letter containing the notice, and to have been effected at the expiration of five (5) Business Days after the letter containing the same is mailed as aforesaid.

Where a notice is sent by overnight courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) Business Days following the day the same is sent as aforesaid.  Notwithstanding anything to the contrary in this Agreement, notices sent to the Preferred Shareholders (and their permitted assigns) shall only be delivered by internationally recognized express courier service pursuant to this paragraph.

Where a notice is delivered by hand, by facsimile, by electronic mail or by messenger, service of the notice shall be deemed to be effected upon delivery or successful transmission record being generated by the sender’s machine.

(b)                                Successors and Assigns.

Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators.  No party hereto may delegate, assign or otherwise transfer any of its rights or obligations under this Agreement except in connection with the permitted transfer of securities in accordance with the terms hereof.  Additionally, neither the Company nor any Seller may assign or delegate any of its rights or obligations under this Agreement without the prior written consent of all the Right Holder (as the case may be in different types of Transfer).

(c)                                 Severability.

If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(d)                                Waivers and Amendment.

Neither this Agreement nor any term hereof, may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended and the observance of such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with (but only with) the written consent of (i) the Company, (ii) the holders of at least eighty-five percent (85%) of the then outstanding Existing Preferred Shares (voting together as a separate class) and (iii) the holders of at least seventy-five percent (75%) of the then outstanding Series C Shares; provided, however, that no such amendment or waiver shall extend to or affect any obligation not expressly waived or impair any right consequent therein.  However, any amendments or waivers to rights of, or benefits to, SBCVC under this Agreement shall not be made without prior consent of SBCVC, and any amendments or waivers to rights of, or benefits to, the Series C Shareholder under this Agreement shall not be made without prior consent of the Series C Shareholder.  No consent shall be required from any Shareholder hereunder for a Permitted Transferee of any Ordinary Shares or Preferred Shares here under to sign a counterpart signature page to this Agreement, or other similar document, binding said transferee and the Ordinary Shares or the Preferred Shares held by such transferee to the terms and conditions of this Agreement.

(e)                                 Continuity of Other Restrictions.

Any Equity Securities not purchased by the Company or any Right Holder under their Right of First Refusal, Right of First Offer and Right of Co-Sale hereunder will continue to be subject to all other restrictions imposed upon such Equity Securities by law, including any restrictions imposed under the Company’s Memorandum of Association and Articles of Association then in effect.

(f)                                  Governing Law and Dispute Resolution.

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong without regard to principles of conflicts of laws. Each of the parties hereto irrevocably agrees that any dispute, controversy or claim arising out of or in connection with this Agreement (including any issue as to the existence, validity, interpretation, construction, performance, breach or termination of this Agreement) (a “Dispute”), shall be referred to and finally resolved by binding arbitration administered by the HKIAC in accordance with the Rules in force when the notice of arbitration is submitted in accordance with these Rules, which Rules are deemed to be incorporated by reference into this section and as may be amended by the rest of this section. The arbitration tribunal shall consist of three (3) arbitrators (the “Tribunal”).  The parties agree that the three arbitrators can be selected from outside the HKIAC’s panel(s) of arbitrators. The claimant and the respondent shall each designate one (1) arbitrator in accordance with the Rules. The HKIAC shall appoint the third and presiding arbitrator, who shall be qualified to practice law in Hong Kong. The seat of the arbitration shall be Hong Kong.  The language of the arbitration proceedings shall be English. Any award of the Tribunal shall be made in writing and shall be final, conclusive and binding on the parties to the arbitration from the day it is made.

(g)                                 Other Remedies; Specific Enforcement.

Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

(h)                                Binding Nature of Exercise.

Any exercise of the Right of First Refusal, Right of First Offer or Right of Co-Sale will be binding upon the party so exercising, and may not be withdrawn without the written consent of the Company or the Seller as to whom it is given, as the case may be, except that such exercise may be withdrawn unilaterally by the exercising party if there is any legal prohibition as to a party’s consummation of its purchase or sale hereunder.

(i)                                    Counterparts; Facsimiles.

This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterpart, and all of which together shall constitute one instrument.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen.  Such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute and deliver an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

(j)                                   Titles and Subtitles.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.  All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(k)                                Entire Agreement.

This Agreement and the documents referred to herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and supersede any and all other prior written or oral agreements relating to the subject matter hereof existing between the parties hereto.

(l)                                    Delays and Omissions.

It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Right Holder (excluding the Company), upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  It is further agreed that any waiver, permit, consent or approval of any kind or character by any Right Holder (excluding the Company) of any breach or default under this Agreement, or any waiver by any Right Holder (excluding the Company) of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Right Holder (excluding the Company), shall be cumulative and not alternative.

(m)                            Share Splits.

All references to the number of shares in this Agreement shall be appropriately adjusted to reflect any share split, share dividend or other change in the capital stock which may be made by the Company after the RFR Completion or RFO Completion.

(n)                                Aggregation.

All Shares held or acquired by Affiliates of a Seller or Right Holder shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital shares.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“THE COMPANY”
GDS HOLDINGS LIMITED

By:	/s/ William Wei Huang
Print Name of Authorized Signatory:	William Wei Huang (黄伟)
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS”
EXCEL PRAYER LTD.

By:	/s/ Shi Lan
Print Name of Authorized Signatory:	Shi Lan
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS”

SOLUTION LEISURE INVESTMENT LTD.

By:	/s/ William Wei Huang

Print Name of Authorized Signatory:	William Wei Huang (黄伟)

Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS”

WILLIAM WEI HUANG (黄伟)

By:	/s/ William Wei Huang

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS”

GLOBAL DATA SOLUTIONS LIMITED

By:	/s/ William Wei Huang

Print Name of Authorized Signatory:	William Wei Huang (黄伟)

Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS”

SBGD INVESTMENT LIMITED

By:	/s/ Luo Zhi Ping

Print Name of Authorized Signatory:	Luo Zhi Ping

Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS”

EDC GROUP LIMITED

By:	/s/

Print Name of Authorized Signatory:	Huang Wei ()

Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS”
GDS ENTERPRISES LIMITED

By:	/s/
Print Name of Authorized Signatory:	Huang Wei ()
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“KEY FOUNDERS”
OFIRA CAPITAL LIMITED

By:	/s/ Daniel Antony Newman
Print Name of Authorized Signatory:	Daniel Antony Newman
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“OTHER SHAREHOLDERS”
BEST MILLION GROUP LIMITED

By:	/s/ Yang Juan
Print Name of Authorized Signatory:	Yang Juan
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“OTHER SHAREHOLDERS”
FORTUNE MILLION INTERNATIONAL CORPORATION

By:	/s/ Lu Ronghan
Print Name of Authorized Signatory:	Lu Ronghan
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“OTHER SHAREHOLDERS”
LINMAX ASIA LIMITED

By:	/s/ Lim Ah Doo
Print Name of Authorized Signatory:	Lim Ah Doo
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SBCVC COMPANY LIMITED

By:	/s/ Ping Hua
Print Name of Authorized Signatory:	Ping Hua
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SBCVC FUND II, L.P.

By:	/s/ Ping Hua
Print Name of Authorized Signatory:	Ping Hua
Title of Authorized Signatory:	Managing Partner

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SBCVC FUND II-ANNEX, L.P.

By:	/s/ Ping Hua
Print Name of Authorized Signatory:	Ping Hua
Title of Authorized Signatory:	Managing Partner

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PREFERRED SHAREHOLDERS”
SBCVC VENTURE CAPITAL
(软库博辰创业投资企业)

By:	/s/ Ping Hua
Print Name of Authorized Signatory:	Ping Hua
Title of Authorized Signatory:	Member of the Joint Management Committee

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PREFERRED SHAREHOLDERS”
SBCVC FUND III L.P.

By:	/s/ Ping Hua
Print Name of Authorized Signatory:	Ping Hua
Title of Authorized Signatory:	Managing Partner

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
SEABRIGHT SOF (I) PAPER LIMITED

By:	/s/ Tang Chi Chun
Print Name of Authorized Signatory:	Tang Chi Chun
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
FOREBRIGHT MANAGEMENT LIMITED

By:	/s/ HE Ling
Print Name of Authorized Signatory:	HE Ling
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
MAXPOINT DEVELOPMENT LIMITED

By:	/s/ Changgen Wu
Print Name of Authorized Signatory:	Changgen Wu
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

“PREFERRED SHAREHOLDERS”
STT GDC PTE. LTD.

By:	/s/ Bruno Lopez
Print Name of Authorized Signatory:	Bruno Lopez
Title of Authorized Signatory:	Director

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

EXHIBIT A

Schedule of Series A Shareholders

Name and Address of Series A Shareholder

SBCVC Fund II, L.P.

(a partnership with limited liability registered and existing under the laws of the Cayman Islands with registered number CT-17141)

Cricket Square, Hutchins Drive
P.O.Box 2681
Grand Cayman KYI-1111
CAYMAN ISLANDS

Attn: Peter Hua

Fax: (8621) 5240-0700

Email: peterhua@sbcvc.com

Seabright SOF(I) Paper Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1030636)

40/F., Far East Finance Centre, 16 Harcourt Road, Hong Kong

Attn: Ip Kun Wan, Kiril

Fax:  +852 2520 5125

Email: Kiril.Ip@everbright165.com

Name and Address of Series A Shareholder

Maxpoint Development Limited

(a company incorporated and existing under the laws of British Virgin Islands with registered number 1061834)

40th Floor Bank of China Tower 1 Garden Road
Hong Kong
Attn: CG.Wu

Fax: 852 2103 0808

Email: changgen.wu@morganstanley.com

Forebright Management Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1019522)

Suite 3720, Jardine House, 1 Connaught Place,

Central, Hong Kong

Attn: Ip Kun Wan, Kiril

Fax:  +852 2520 5125

Email: kiril.ip@forebrightcapital.com

EXHIBIT A-1

Schedule of Series B Shareholders

Name and Address of Series B Shareholder

SBCVC Fund II-Annex, L.P.

(a partnership with limited liability registered and existing under the laws of the Cayman Islands with registered number CT-23170)

Codan Trust Company (Cayman) Limited
Cricket Square, Hutchins Drive
P.O.Box 2681
Grand Cayman KYI-1111
CAYMAN ISLANDS

Attn: Peter Hua

Fax: (8621) 5240-0700

Email: peterhua@sbcvc.com

EXHIBIT A-2

Schedule of Series A* Shareholders

Name and Address of Series A* Shareholder

SBCVC Company Limited

(a company incorporated and existing under the laws of Hong Kong with registered number 1144947)

Unit 12, 19th Floor

Tower B, Southmark

11 Yip Hing Street, Wong Chuk Hang

Hong Kong

Attn:                    Peter Hua

Fax:                       (8621) 5240-0366

Email:            peterhua@sbcvc.com

EXHIBIT A-3

Schedule of Series B1 Shareholders

Name and Address of Series B1 Shareholder

SBCVC Company Limited

(a company incorporated and existing under the laws of Hong Kong with registered number 1144947)

Unit 12, 19th Floor

Tower B, Southmark

11 Yip Hing Street, Wong Chuk Hang

Hong Kong

Attn:                    Peter Hua

Fax:                       (8621) 5240-0366

Email:            peterhua@sbcvc.com

Name and Address of Series B1 Shareholder

SBCVC Venture Capital (软库博辰创业投资企业)

(a co-operative joint venture enterprise incorporated and existing under the laws of PRC with registered number 320594500004043)

15A-C

Hua Min Empire Plaza

728 Yan An Road (West)

Shanghai, 200050

China

Attn:                    Peter Hua

Fax:                       (8621) 5240-0366

Email:            peterhua@sbcvc.com

Schedule of Series B2 Shareholders

Name and Address of Series B2 Shareholder

SBCVC Company Limited

(a company incorporated and existing under the laws of Hong Kong with registered number 1144947)

Unit 12, 19th Floor

Tower B, Southmark

11 Yip Hing Street, Wong Chuk Hang

Hong Kong

Attn:                    Peter Hua

Fax:                       (8621) 5240-0366

Email:            peterhua@sbcvc.com

Schedule of Series B4 Shareholders

Name and Address of Series B4 Shareholder

SBCVC Fund III L.P.

(a partnership with limited liability registered and existing under the laws of the Cayman Islands with registered number CT-24546)

Cricket Square, Hutchins Drive
P.O.Box 2681
Grand Cayman KYI-1111
CAYMAN ISLANDS

Attn:                    Peter Hua

Fax:                       (8621) 5240-0366

Email:            peterhua@sbcvc.com

Schedule of Series B5 Shareholders

Name and Address of Series B5 Shareholder

SBCVC Fund III L.P.

(a partnership with limited liability registered and existing under the laws of the Cayman Islands with registered number CT-24546)

Cricket Square, Hutchins Drive
P.O.Box 2681
Grand Cayman KYI-1111
CAYMAN ISLANDS

Attn:                    Peter Hua

Fax:                       (8621) 5240-0366

Email:            peterhua@sbcvc.com

EXHIBIT A-4

Schedule of Series C Shareholder

Name and Address of Investor

STT GDC Pte. Ltd.

(a company incorporated and existing under the laws of the Republic of Singapore with registered number 201228542D)

Address: 1 Temasek Avenue, #33-01 Millenia Tower, Singapore 039192

Attn: Company Secretary

Fax: +65 6720 7220

EXHIBIT B

Schedule of Key Founders

Name and Address of Key Founders

Excel Prayer Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 555554)

Room 304

Chang Feng Er Cun 110#

Jin Sha Jiang Road

Shanghai 200062 P.R.China

Global Data Solutions Limited

(a company incorporated and existing under the laws of the Cayman Islands with registered number CT 128826)

Cricket Square, Hutchins Drive

P.O.Box 2681

Grand Cayman KY1-1111

Cayman Islands

Name and Address of Key Founders

SBGD Investment Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1628587)

OMC Chambers, Wickhams Cay 1,

Road Town, Tortola,

British Virgin Islands

EDC Group Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1628788)

OMC Chambers, Wickhams Cay 1,

Road Town, Tortola,

British Virgin Islands

GDS Enterprises Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1628589)

OMC Chambers, Wickhams Cay 1,

Road Town, Tortola,

British Virgin Islands

Name and Address of Key Founders

OFIRA CAPITAL LIMITED

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1567746)

263 Main Street,

Road Town, Tortola,

British Virgin Islands

Solution Leisure Investment Ltd.

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 551497)

2/F, Tower 2, Youyou Century Place, 428 South Yanggao Road,

Pudong, Shanghai 200127, P.R.C.

Attn:                     William Wei Huang (黄伟)

Fax:                        86-21-20330202

Email:             huangwei@gds-services.com

Name and Address of Key Founders

William Wei Huang (黄伟)

2/F, Tower 2, Youyou Century Place, 428 South Yanggao Road,

Pudong, Shanghai 200127, P.R.C.

Attn:                     William Wei Huang (黄伟)

Fax:                        86-21-20330202

Email:             huangwei@gds-services.com

EXHIBIT B-1

Schedule of Other Shareholders

Name and Address of Other Shareholders

Best Million Group Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1634472)

2/F, Tower 2, Youyou Century Place, 428 South Yanggao Road,

Pudong, Shanghai 200127, P.R.C.

Attn:                     William Wei Huang (黄伟)

Fax:                        86-21-20330202

Email:             huangwei@gds-services.com

Fortune Million International Corporation

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1910205)

OMC Chambers, Wickham Cay 1, Road Town, Tortola, British Virgin Islands

Attn: Lu Ronghan

Email: crescent.lu@fosmail.com

Name and Address of Key Founders

Linmax Asia Limited

(a company incorporated and existing under the laws of the British Virgin Islands with registered number 1903042)

Portcullis TrustNet Chambers,

4th Floor, Ellen Skelton Building,

3076 Sir Francis Drake Highway, Road Town,

Tortola, British Virgin Islands

Attn: Lim Ah Doo

Email: adlim311@gmail.com

EXHIBIT C

Schedule of the Prohibited Transferee

21ViaNet Group, Inc

Dr. Peng Telecom and Media Group Corporation (鹏博士电信传媒集团股份有限公司)

Equinix,Inc

KDDI CORPORATION

NTT Communications

SingTel Group

PCCW Limited

KT Corporation

SK TELECOM

Philippine Long Distance Telephone Company

Telkom Indonesia

Axiata Group Berhad

Telekom Malaysia Berhad

SCHEDULE 1
FORM OF DEED OF ADHERENCE

THIS DEED is made the      day of         20[ ] by [ ] of [ ] (the “Purchaser”) and is supplemental to the Sixth Amended and Restated Right of First Refusal and Co-Sale Agreement in relation to GDS Holdings Limited dated [•], 2016 made between GDS Holdings Limited (the “Company”), William Wei Huang, Global Data Solutions Limited, certain other shareholders of the Company and other parties thereto (such agreement as amended, restated or supplemented from time to time, the “ROFR & Co-Sale Agreement”).

WITNESSETH as follows:

The Purchaser confirms that it has been provided with a copy of the ROFR & Co-Sale Agreement and all amendments, restatements and supplements thereto and hereby covenants with each of the parties to the ROFR & Co-Sale Agreement from time to time and the Company to observe, perform and be bound by all the terms and conditions of the ROFR & Co-Sale Agreement which are capable of applying to the Purchaser to the intent and effect that the Purchaser shall be deemed as and with effect from the date hereof to be a party to the ROFR & Co-Sale Agreement and to be a Seller (as defined in the ROFR & Co-Sale Agreement).

The address and facsimile number at which notices are to be served on the Purchaser under the ROFR & Co-Sale Agreement and the person for whose attention notices are to be addressed are as follows:

[to insert the contact details]

Words and expressions defined in the ROFR & Co-Sale Agreement shall have the same meaning in this Deed.  This Deed shall be governed by and construed in accordance with the laws of Hong Kong.

This Deed shall take effect as a deed poll for the benefit of the Company, William Wei Huang, Global Data Solutions Limited, STT GDC Pte. Ltd. and other parties to the ROFR & Co-Sale Agreement.

IN WITNESS WHEREOF the Purchaser has executed this Deed the day and year first above written.

THE COMMON SEAL of [ ])

was hereunto affixed                             )

in the presence of:                                             )

(Director)

(Director/Secretary)